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                                                                 EXHIBIT 10.23

                                   TISM, INC.

                  THIRD AMENDED AND RESTATED STOCK OPTION PLAN

             (As Amended And Restated Effective December 14, 1999)


         WHEREAS, TISM, Inc. (the Company) adopted a stock option plan known as the TISM, Inc. Stock Option Plan (the Plan) for the benefit of eligible employees as determined from time to time by its Board of Directors; and

         WHEREAS, the Company has amended and restated the Plan before; and

         WHEREAS, the Company desires to further amend and restate the Plan, effective December 14, 1999.

         NOW, THEREFORE, the Plan is hereby amended and restated in its entirety effective December 14, 1999.

1.       PURPOSE

         The purpose of this Stock Option Plan (the "Plan") is to advance the interests of TISM, Inc., a Michigan corporation (the "Company"), by enhancing the ability of the Company and its subsidiaries (if any) to attract and retain able employees and directors of the Company and its subsidiaries; to reward such individuals for their contributions; and to encourage such individuals to take into account the long-term interests of the Company and its subsidiaries through interests in shares of the Companys Common Stock, $.001 par value per share (the "Stock"). Any employee or director selected to receive an award under the Plan is referred to as a participant.

2.       ADMINISTRATION

         The Plan shall be administered by the Board of Directors ( the "Board") of the Company. Subject to applicable law, the Board shall have discretionary authority, not inconsistent with the express provisions of the Plan, (a) to grant option awards to such eligible persons as the Board may select; (b) to determine the time or times when awards shall be granted and the number of shares of Stock subject to each award; (c) to determine the terms and conditions of each award; (d) to prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (e) to adopt, amend, and rescind rules and regulations for the administration of the Plan; and (f) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Board shall be conclusive and shall bind all parties. Subject to Section 9, the Board shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by him or her under an award, to waive any condition or provision of an award, and to amend or cancel any award (and if an award is canceled, to grant a new award on such terms as the Board shall specify), except that the Board may not take any action with respect to an outstanding award that would adversely affect the rights of the participant under such award without such participants consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Section 4(c) and Section 6(g).

        The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the "Committee"), in which event all references (as appropriate) to the Board hereunder shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. On and after registration of the Stock under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Board shall delegate the power to select directors and officers to receive awards under the Plan and the timing, pricing, and amount of such awards to a Committee, all members of which shall be "non-employee directors" within the meaning of Rule 16b-3 under the 1934 Act and "outside directors" within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code of 1986, as amended (the "Code"), in which event all references (as appropriate) to the Board hereunder shall be deemed to refer to the Committee.

3.       EFFECTIVE DATE AND TERM OF PLAN

         The Plan became effective on December 21, 1998, and was approved by the stockholders of the Company. Grants of awards under the Plan made prior to that date (but after Board adoption of the Plan), were subject to approval of the Plan by the stockholders.



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         No awards shall be granted under the Plan after the completion of 10 years from the date on which the Plan was initially adopted by the Board, but awards previously granted may extend beyond that date.

4.       SHARES SUBJECT TO THE PLAN

         (a) Number of Shares. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be the subject of awards granted under the Plan shall be 6,273,558 shares of Class A-3 Common Stock and 62,576 shares of Class L Common Stock. If any award granted under the Plan terminates without having been exercised in full, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such award was not exercised shall be available for future grants.

         (b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock, or if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

         (c) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization, or other transaction or event that affects the Companys capital stock, the number and kind of shares of stock or securities of the Company subject to awards then outstanding or subsequently granted under the Plan, the exercise price of such awards, the maximum number of shares or securities that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted to prevent enlargement or dilution of benefits intended to be made available under the Plan by the Board, whose determination shall be binding on all persons.


         The Board may in good faith also adjust the number of shares subject to outstanding awards, the exercise price of outstanding awards, and the terms of outstanding awards, to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(g)), acquisitions or dispositions of stock or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

5.       ELIGIBILITY AND PARTICIPATION

         Persons eligible to receive awards under the Plan shall be those persons who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. A subsidiary for purposes of the Plan shall be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6.       TERMS AND CONDITIONS OF OPTIONS

         (a) Exercise Price of Options. The exercise price of each option shall be determined by the Board, but the exercise price shall not be less, in the case of an original issue of authorized stock, than par value.

         (b) Duration of Options. An option shall be exercisable during such period or periods as the Board may specify. The latest date on which an option may be exercised (the Expiration Date) shall be the date that is 10 years from the date the option was granted or such earlier date as may be specified by the Board at the time the option is granted.

(c)      Exercise of Options.

         (1) An option shall become exercisable at such time or times and upon such conditions as the Board shall specify. In the case of an option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the option may be exercised.

         (2) Any exercise of an option shall be in writing by the proper person and furnished to the Company, accompanied by (A) such documents as may be required by the Board and (B) payment in full as specified below in Section 6(d) for the number of shares for which the option is exercised.

         (3) The Board shall have the right to require that the participant exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other


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arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. If permitted by the Board, either at the time of the grant of the option or in connection with exercise, the participant may elect, at such time and in such manner as the Board may prescribe, to satisfy such withholding obligation by (A) delivering to the Company Stock owned by such individual having a fair market value equal to such withholding obligation, or (B) requesting that the Company withhold from the shares of Stock to be delivered upon the exercise a number of shares of Stock having a fair market value equal to such withholding obligation.


                In addition, if at the time the option is exercised the Board determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Stock received upon exercise, the Board may require as a condition of exercise that the participant exercising the option agree to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

         (4) If an option is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option has been transferred by the participants will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

         (d) Payment for and Delivery of Stock. Stock purchased upon exercise of an option under the Plan shall be paid for as follows: (1) in cash, check acceptable to the Company (determined in accordance with such guidelines as the Board may prescribe), or money order payable to the order of the Company; (2) by the Company retaining from the shares of Stock to be delivered upon exercise of the Option that number of shares of Stock having a fair market value on the date of exercise equal to the option price of the number of shares of Stock with respect to which the participant or other eligible person exercises the option, or (3) if so permitted by the Board, (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least 6 months unless the Board specifies a shorter period) having a fair market value on the last business day preceding the date of exercise equal to the purchase price, or (B) by delivery of a promissory note of the participant to the Company, such note to be payable on such terms as are specified by the Board, or (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (D) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than with a personal check or promissory note of the person exercising the option.

         (e) Delivery of Stock. A participant shall not have the rights of a stockholder with regard to awards under the Plan except as to Stock actually received by him under the Plan.

                The Company shall not be obligated to deliver any shares of Stock (1) until, in the opinion of the Companys counsel, all applicable federal and state laws and regulations have been complied with, (2) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (3) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Companys counsel. Without limiting the generality of the foregoing, if the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.


         (f) Nontransferability of Awards. Except as specifically provided in an option approved by the Board, no option or other award may be transferred other than by will or by the laws of descent and distribution, and during a participants lifetime an award may be exercised only by him or her.

         (g) Mergers, etc. In the event of any merger, consolidation, dissolution, or liquidation of the Company, the Board in its sole discretion may, as to any outstanding options or other awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such awards as it may determine, or accelerate, amend, or terminate such awards upon such terms and


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conditions as it shall provide (which, in the case of the termination of the vested portion of any award, shall require payment or other consideration that the Board deems equitable in the circumstances).

7.       TERMINATION OF EMPLOYMENT OR BOARD MEMBERSHIP

         (a) If a participants employment or service as a member of the Board with the Company and its subsidiaries terminates prior to the Expiration Date, the Board in its sole discretion may provide (either prior to or within 30 days following termination) that (1) any or all of such portion of any option not otherwise vested (i.e., exercisable) prior to termination shall be treated as having become vested immediately prior to termination, in which case, as to that number of shares of Stock for which the award was vested, or deemed vested by action of the Board, immediately prior to termination, such award shall continue to be exercisable thereafter during the period prior to the Expiration Date and within one year following the termination; or (2) except if otherwise set forth in an award, the participant or beneficiary receive in cash, with respect to each share of Stock to which an option or other award relates, the excess of (x) the shares fair market value on the date of the participants termination over
(y) the option exercise price. Except as otherwise provided in an award, after completion of the one-year period, such awards shall terminate to the extent not previously exercised, expired, or terminated. No option shall be exercised or surrendered in exchange for a cash payment after the Expiration Date.

         (b) Notwithstanding the foregoing, except as otherwise provided in an award, if the participant is terminated for cause (as defined in (c) below), all options and other awards shall immediately terminate as to all shares of Stock subject hereto, whether or not vested immediately prior to such termination for cause.

         (c) "Cause", with respect to any participant who is an employee of the Company and its subsidiaries, shall mean the following events or conditions:
(1) the failure to devote substantially all of his or her business time to the performance of his or her duties to the Company or any of its subsidiaries (other than by reason of disability), or refusal or failure to follow or carry out any reasonable direction of the Board of Directors, and the continuance of such refusal or failure for a period of 10 days after notice to such participant; (2) the material breach by the participant of any material agreement to which such participant and the Company or any of its affiliates are a party; (3) the commission of fraud, embezzlement, theft or other dishonesty by such participant with respect to the Company or any of its affiliates; (4) the conviction of such participant of, or plea by such participant of nolo contendere to, any felony or any other crime involving dishonesty or moral turpitude; and (5) any other intentional action or intentional omission that involves a material breach of fiduciary obligation on the part of such participant.


         (d) The Board may provide in the case of any award for post-termination exercise provisions different from those expressly set forth in this Section 7, including without limitation terms allowing a later exercise by a former employee or director (or, in the case of a former employee or director who is deceased, the person or persons to whom the award is transferred by will or the laws of descent and distribution) as to all or any portion of the award not exercisable immediately prior to termination of employment or service as a director, but in no case may an award be exercised after the Expiration Date.

8.       EMPLOYMENT OR DIRECTORSHIP RIGHTS

         Neither the adoption of the Plan nor the grant of awards shall confer upon any participant any right to continue as an employee or director of the Company, its parent, or any subsidiary or affect in any way the right of the Company, its parent, or a subsidiary to terminate the participants relationship at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant.

9.       EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT, AND TERMINATION

         Neither adoption of the Plan nor the grant of awards to a participant shall affect the Companys right to make awards to such participant that are not subject to the Plan, to issue to such participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued. No option granted pursuant to the Plan is intended to be an incentive stock option under Section 422 of the Code.

         The Board may at any time or times amend the Plan or any outstanding award for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted


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by law, or may at any time terminate the Plan as to any further grants of awards; provided, that, except to the extent expressly required by the Plan, no such amendment shall adversely affect the rights of any participant (without his or her consent) under any award previously granted, nor shall such amendment, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required to comply with any tax or regulatory requirement, including in order for the Plan to continue to qualify under Rule 16b-3 promulgated under Section 16 of the 1934 Act.

10.      MISCELLANEOUS

         The Plan shall be governed by Michigan law. The Board may provide in a particular case that an award shall be evidenced by an award agreement or certificate.

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                                                                       M O D E L

                                         Optionee:_______________________
                                         Grant Date:______________________
                                         Number of Shares of
                                         Class A-3 Common Stock:__________
                                         Price Per Share:___________________

This option and any securities issued upon exercise of this option are subject to restrictions on voting and transfer and requirements of sale and other provisions as set forth in a Stockholders Agreement (the "Stockholders Agreement") among the Company, the Optionee and certain other parties, dated as of December 21, 1998 (the "Commencement Date"), and this option and any securities issued upon exercise of this option constitute Management Shares as defined therein. The Company will furnish a copy of such Stockholders Agreement to the holder of this option without charge upon written request.


                                  TISM, INC.
                                 STOCK OPTION

                   [OPTIONEE] BASIC CLASS A OPTION AGREEMENT

     This option agreement (the "Agreement") is made as of the Grant Date by and between TISM, Inc., a Michigan corporation (the "Company"), and the Optionee, pursuant to the TISM, Inc. Second Amended and Restated Stock Option Plan (as amended and restated effective October 19, 1999) (the "Plan"). The initially capitalized terms Optionee, Grant Date, Number of Shares and Price Per Share shall have the meanings set forth above; initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan. The Company and the Optionee hereby agree as follows:

1.  GRANT OF OPTION.

     A. This Agreement evidences the grant by the Company on the Grant Date to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, the number of shares of Class A-3 Common Stock, par value $.001 per share, of the Company set forth above (the "Shares") at the Price Per Share. The price at which the Option may be exercised is the Price Per Share. The number of Shares for which the Option may be exercised is the number of shares set forth above.

     B. This Option shall become vested and exercisable as to 20% of the total number of shares on December 18 of each of 1999, 2000, 2001, 2002 and 2003, that Optionee remains an employee with the Company or its subsidiaries; provided, however, that in the event of the termination of the employment of the Optionee with the Company and its subsidiaries prior to December 18, 2003, (i) by Optionee with Good Reason as defined pursuant to Section 5.5 of the Optionee's Employment Agreement or (ii) by the Company and its subsidiaries other than for Cause, that portion of the total number of option shares not otherwise vested that would vest on December 18 of the year of termination if the Optionee continued his employment shall also become vested and exercisable as of the date of termination. Notwithstanding anything in this Section 1.B to the contrary, Optionee's Option shall become fully vested upon a Change in Control occurring prior to termination of employment, but shall remain exerciseable only as to an additional 20% of the total number of shares on December 18 of each of 1999, 2000, 2001, 2002 and 2003; provided, however, that (a) in the event of the termination of the employment of the Optionee with the Company and its subsidiaries (i) by the Optionee with Good Reason as defined pursuant to Section
5.5 of the Optionee's Employment Agreement after a Change in Control or (ii) by the Company and its subsidiaries other than for Cause after a Change in Control, the total number of option shares shall be exerciseable; (b) in the event of the termination of the employment of the Optionee with the Company and its subsidiaries by the Optionee without Good Reason after a Change in Control, the total number of Option Shares shall become exercisable as if no such termination occurred; and (c) in the event of the termination of the employment of the Optionee with the Company and its subsidiaries by the Company and its subsidiaries for Cause after a Change in Control then the Option shall be immediately cancelled to the extent not previously exercised. The latest date on which this Option may be exercised (the "Final Exercise Date") is the earliest of (x) 10 years following the Grant Date, (y) 12 months after termination of employment, or (z) the termination hereof in accordance with this Agreement or the Plan.

     C. As used herein, the following terms shall have the meanings set forth below:

          "Affiliate" shall mean, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

          "Board" shall mean the board of directors of the Company.

          "Cause" shall mean, with respect to the Optionee, the following events or conditions: (i) Optionee's willful failure to perform (other than by reason of disability), or gross negligence in the performance of his duties to the Company or any of its Affiliates and the continuation of such failure or negligence for a period of ten (10) days after notice to the Optionee; (ii) Optionee's willful failure to perform (other than by reason of disability) any lawful and reasonable directive of the Company's Chief Executive Officer ("CEO"); (iii) the commission of fraud, embezzlement or theft by Optionee with respect to the Company or any of its Affiliates; or (iv) the conviction of Optionee of, or plea by Optionee of nolo contendere to, any felony or any other crime involving dishonesty or moral turpitude.

          "Change of Control" shall have the meaning of that term as defined in the Stockholders Agreement.

          "Credit Agreement Rate" shall have the meaning of that term as defined in the Stockholders Agreement.

          "Fair Market Value" shall mean, as of any date, as to any Share of Common Stock, the Board's good faith determination of the fair value of such Share as of the applicable reference date.

          "Option" shall mean the option to purchase the Shares of Class A Common Stock granted to the Optionee pursuant to this Agreement.

          "Person" shall mean any individual, partnership, corporation, Company, association, trust, joint venture, unincorporated organization, entity, or any government, governmental department or agency or political subdivision thereof.

          "Stockholders Agreement" shall mean the Stockholders Agreement dated as of December 21, 1998, among the Company, certain of its subsidiaries and certain of its shareholders.

2. EXERCISE OF OPTION. Any election to exercise this Option shall be in writing, signed by the Optionee or by such Person's executor or administrator (the "Legal Representative"), and received by the Company at its principal office, accompanied by payment in full and by such additional reasonable documentation evidencing the right to exercise (or, in the case of a Legal Representative, of the authority of such person) as the Company may require. The purchase price shall be paid by bank check or wire transfer of immediately available federal funds, pursuant to a cashless exercise as set forth in the Plan, or using such other form of consideration as is designated by the Board.

3. OTHER AGREEMENTS. In addition to the terms and provisions of this Agreement and the Plan, this Option and any Shares received upon the exercise of this Option shall be subject to certain rights, restrictions and obligations set forth in the Stockholders Agreement and shall constitute "Management Shares" thereunder and the Optionee shall be party thereto and bound thereby as a "Manager" thereunder with respect to this Option and such Shares as fully as if he were an original signatory thereto; provided, however, that the provisions of
Section 5 hereof shall control and apply in lieu of Section 9 of the Stockholders Agreement.

4. WITHHOLDING. No Shares will be transferred pursuant to the exercise of this Option unless and until the person exercising this Option shall have remitted to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements, or shall have made other arrangements reasonably satisfactory to the Company with respect to such taxes.

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5.  CERTAIN OPTIONS TO PURCHASE OR SELL SHARES.

     A. Call Options. Upon any termination of the employment of the Optionee, the Company shall have the following rights (each a "Call Option") with respect to the Option and any shares of Common Stock acquired upon exercise of the
Option:

          (i) Termination of Employment For Cause.

               (a) If the employment of the Optionee with the Company and its subsidiaries is terminated by the Company or its subsidiaries for Cause, then the Company may (x) purchase all or any portion of the shares of Common Stock acquired by the Optionee upon exercise of this Option at a price per share equal to the Price Per Share, and (y) cancel the Option to the extent not previously exercised.

               (b) Subject to the provisions of Section 5(C), in each case shares of Common Stock are purchased pursuant to clause (a) above, the Company will pay for such shares of Common Stock in cash.

          (ii) Other Termination of Employment.

               (a) If the employment of the Optionee with the Company and its subsidiaries is terminated for any reason other than by the Company or its subsidiaries for Cause, then the Company may (x) purchase all or any portion of the shares of Common Stock acquired by the Optionee upon exercise of this Option at a Price Per Share equal to the Fair Market Value, and (y) cancel the Option to the extent not previously exercised in return for payment of an amount for each share for which the Option is then vested equal to the difference between the Fair Market Value and the Price Per Share.

               (b) Subject to the provisions of Section 5(C), in each case shares of Common Stock are purchased or the Option is canceled pursuant to clause (a) above, the Company will pay for such shares of Common Stock or Option in cash.

          (iii) Notices, etc. Any Call Option may be exercised by delivery of written notice thereof (the "Call Notice") to the Optionee within 60 days of the effectiveness of the termination of employment in question (the "Call Option Exercise Period"). The Call Notice shall state that the Company has elected to exercise the Call Option, and the number and price of the shares of Common Stock or the Option with respect to which the Call Option is being exercised.

     B. Put Option. Except as the Company may otherwise agree, upon the termination of the employment of the Optionee as set forth below, the Optionee shall have the following rights (each a "Put Option") with respect to the Option and any shares of Common Stock acquired upon exercise of the Option:

          (i) Termination of Employment Due to Death or Disability.

               (a) If the employment of the Optionee with the Company and its subsidiaries is terminated due to death or disability (as determined, in the case of disability, by the Board of Directors of the Company in its reasonable judgment), the Optionee may (x) require the Company to purchase all or any portion of the shares of Common Stock acquired by the Optionee upon exercise of this Option in return for payment of an amount per share equal to the Fair Market Value, and (y) require the Company to purchase the Option to the extent not previously exercised in return for payment of an amount for each share for which the Option is then exercisable equal to the difference between the Fair Market Value and the Price Per Share.

               (b) Subject to the provisions of Section 5(C), in each case shares of Common Stock or the Option are purchased pursuant to clause
          (a) above, the Company will pay for such shares of Common Stock or Option in cash.

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

          (ii) Notices, etc. Any Put Option may be exercised by delivery of written notice thereof (the "Put Notice") to the Company within 60 days of the effectiveness of the termination of employment in question (the "Put Option Exercise Period"). The Put Notice shall state that the Optionee has elected to exercise the Put Option, and the number and price of the shares of Common Stock or the Option with respect to which the Put Option is being exercised.

     C. Cash Payments. If any payment of cash required upon the purchase and sale of shares of Common Stock or the Option to the Company upon the exercise of any Call Option or Put Option or any payment on a promissory notice issued under this Section 5(C) would (i) constitute, result in or give rise to any breach or violation of, or any default or right or cause of action under, any agreement to which the Company or any of its subsidiaries is, from time to time, a party or
(ii) leave the Company and its subsidiaries with less cash than, in the good faith judgment of the Board, is necessary to operate the business of the Company and its subsidiaries in the ordinary course of business; then,

          (a) in the case of a cash payment due at a closing of any purchase and sale of shares of Common Stock or the Option to the Company upon the exercise of any Call or Put Option, the Company will issue a promissory note of the Company in the aggregate principal amount of such payment, the principal amount of which note will be due and payable in four equal annual installments, the first such installment becoming due and payable on the first anniversary of the issuance of such note, and interest will accrue on such note from the date of issuance at a floating rate equal to the Credit Agreement Rate and be payable annually in arrears, in each case subject to the provisions of clause (b) below, and

          (b) in the case of the cash payment in respect of a promissory note issued under this Section 5(C), notwithstanding any of the provisions of such note, including without limitation the stated maturity of such note and the stated date on which interest payments are due, such payment will not become due and payable until such time as such payment can be made without violating any such agreement and not resulting in the Company and its subsidiaries having less cash than the Board determines is necessary to operate the business as contemplated above; provided, however, that the promissory note shall be payable in full upon a Change of Control.
          (c) Prepayment. Any promissory note issued under this Section 5(C) may be prepaid in whole or in part at any time and from time to time without premium or penalty.

     D. Closing. The closing of any purchase and sale of shares of Common Stock pursuant to this Section 5 shall take place as soon as reasonably practicable and in no event later than 30 days after termination of the applicable Call Option Exercise Period or Put Option Exercise Period at the principal office of the Company, or at such other time and location as the parties to such purchase and sale may mutually determine. At the closing of any purchase and sale of shares of Common Stock or the Option pursuant to any Call or Put Option, the Optionee (or his or her Legal Representative) shall deliver to the Company, as applicable, this Agreement representing the Option, or a certificate or certificates representing the shares of Common Stock to be purchased by the Company duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock (or equivalent) transfer tax stamps affixed, and the Company shall pay to the Optionee (or his or her Legal Representative) by certified or bank check or wire transfer of immediately available federal funds or note, as may be applicable, the purchase price of the shares of Common Stock or the Option being purchased by the Company. The purchase price shall be in each case determined as of the date of the termination of the employment of the Optionee. The delivery of a certificate or certificates for shares of Common Stock by any Person selling shares of Common Stock, or the delivery of this Agreement by any Person selling this Option, pursuant to any Call or Put Option shall be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such shares of Common Stock or the Option; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such shares of Common Stock or the Option as contemplated; (iii) such shares of Common Stock are, or the Option is, free and clear of any and all liens or encumbrances; and
(iv) there is no adverse claim (as defined in Section 8-302 of the applicable Uniform Commercial Code) with respect to such shares of Common Stock or the Option.

     E. Acknowledgment. The Optionee acknowledges and agrees that neither the Company nor any Person directly or indirectly affiliated with the Company (in each case whether as a director, officer, manager, employee, agent or otherwise) shall have any duty or obligation to affirmatively disclose to him, and he shall not have any right to be advised of, any material information regarding the Company or otherwise at any time prior to, upon, or in connection with any termination of his employment by the Company and its subsidiaries or any repurchase of the shares of Common Stock or the Option upon the exercise of any Call Option or Put Option.

     F. Period. The foregoing provisions of this Section 5 shall expire upon the earlier of (i) a Change in Control and (ii) the closing of a "Qualified Public Offering" as defined in the Stockholders Agreement.

6. PREEMPTIVE RIGHT. The Option shall be subject to the rights, restrictions and obligations set forth in Section 10 of the Stockholders Agreement and shall constitute "Management Shares" thereunder for purposes of Section 10 of the Stockholders Agreement notwithstanding clause (i) in the definition of "Management Shares" in Section 16 of the Stockholders Agreement.

7. REPRESENTATIONS AND WARRANTIES. The Optionee represents and warrants to the Company as follows:

     The Optionee has been advised that the Shares to be received upon the exercise of this Option have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Optionee is aware that the Company is under no obligation to effect any such registration with respect to the Shares or to file for or comply with any exemption from registration. Any election by the Optionee to exercise this Option to purchase the Shares will be made by the Optionee hereunder for its own account and not with a view to, or for resale in connection with, the distribution of the Shares in violation of the Securities Act. The Optionee has such knowledge and experience in financial and business matters that the Optionee is capable of evaluating the merits and risks of an investment in the Shares, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The Optionee is an accredited investor as that term is defined in Regulation D under the Securities Act.

8. EFFECT ON EMPLOYMENT. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or any affiliate of the Company, affect the right of the Company or any affiliate of the Company to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her employment at any time.

9. CHANGE OF CONTROL. Subject to any provisions of the Stockholders Agreement, upon a Change of Control, the Company may cancel the Option to the extent not previously exercised; provided, except in the case of termination pursuant to
Section 1.B(c) hereof, the Board shall cause the Optionee to receive in lieu thereof cash, options, securities or other property of equal or greater value as determined by the Board in good faith; and provided, further, that nothing herein is intended to preclude the inclusion of the Options in any Tag-Along or Drag-Along Sale which constitutes a Change of Control as set forth in the Stockholders Agreement. The Company shall furnish to the Optionee five (5) days' prior written notice of such Change of Control.

10. NOTICES. Any notices or other communications required or permitted hereunder shall be effective if in writing and delivered in the manner required by the Optionee's employment agreement, in each case addressed as provided by the employment agreement.

11. PROVISIONS OF THE PLAN, ETC. This Option is subject in its entirety to the provisions of the Plan, a copy of which is furnished to the Optionee with this Option; provided, that in the event of any conflict between the terms of this Option and the Plan, the terms of the Option shall control. The Option evidenced by this Agreement is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the "Code").

12.  REMEDIES.

     A. Generally. The Company and the Optionee shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or the Optionee. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including without limitation preliminary or temporary relief) as may be appropriate in the circumstances.

     B. Deposit. Without limiting the generality of Section 12(A), if any holder of shares of Common Stock fails to deliver to the Company the certificate or certificates evidencing shares of Common Stock to be sold to the

Company pursuant to Section 5 hereof, the Company may, at its option, in addition to all other remedies it may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such shares of Common Stock with any national bank or trust Company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the "Escrow Agent") and the Company shall cancel on its books the certificate or certificates representing such shares of Common Stock and thereupon all of such holder's rights in and to such shares of Common Stock shall terminate. Thereafter, upon delivery to the Company by such holder of the certificate or certificates evidencing such shares of Common Stock (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any stock transfer tax stamps affixed), the Company shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Company) to such holder.

13.  MISCELLANEOUS.

     A. Governing Law. This Agreement shall be governed and construed in accordance with the laws of Michigan.

     B. Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

     C. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     D. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     E. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the jurisdiction of the state courts of the State of Michigan sitting in the County of Washtenaw or the United States District Court for the Eastern District of Michigan for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Michigan law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to the Stockholders Agreement is reasonably calculated to give actual notice.

     F. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13(F) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13(F) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     G. Legends. In addition to the legends required by Section 14 of the Stockholders Agreement, all certificates representing Shares issued hereunder shall bear a legend in substantially the following form:

          "The securities represented by this certificate are subject to certain put and call rights and other provisions of the [Optionee] Basic Class A Option Agreement to which the issuer and the initial holder are party, a copy of which may be inspected at the principal offices of the issuer or obtained from the issuer without charge."

          Any person who acquires Shares issued hereunder which are not subject to the terms of this Agreement shall have the right to have such legend removed from certificates representing such Shares.

     H. Authority; Effect; etc. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound.
This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

     I. Assignment. This Agreement shall not be assignable by the Optionee and shall be assignable by the Company only with the consent of the Optionee; provided, however, that the Company shall require any successor to substantially all of the stock, assets or business of the Company to assume this Agreement.

     J. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the Optionee and the Company and their respective personal or legal representatives, executors, administrators, successors, including successors to all or substantially all of the stock, business and/or assets of the Company, heirs, distributees, devisees and legatees of the parties.

     K. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                              TISM, INC.


                              By:
                                 --------------------------------------------
                                 Name:
                                 Title:



                              [OPTIONEE]


                              -----------------------------------------------
                              Name:

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